                                             Allianz Global Investors of America
                                                      Premier VIT Code of Ethics

                                   PREMIER VIT
                                 CODE OF ETHICS

================================================================================

                                  INTRODUCTION

                                 FIDUCIARY DUTY

         This Code of Ethics is based on the principle that you, as a trustee or officer of Premier VIT (the Trust), owe a fiduciary duty to the shareholders
(the Shareholders) of the funds of the Trust (the Funds). Accordingly, you must avoid activities, interests and relationships that might interfere or appear to interfere with making decisions in the best interests of our Shareholders.

         At all times, you must:

         1.       PLACE THE INTERESTS OF OUR SHAREHOLDERS FIRST. In other words, as a fiduciary you must scrupulously avoid serving your own personal interests ahead of the interests of our Shareholders.
                  You may not cause a Fund to take action, or not to take
                  action, for your personal benefit rather than the benefit of the Shareholders. For example, you would violate this Code if you caused a Fund to purchase a Security you owned for the purpose of increasing the price of that Security. You would also violate this Code if you made a personal investment in a
                  Security that might be an appropriate investment for a Fund without first considering the Security as an investment for the Fund.

         2.       CONDUCT ALL OF YOUR PERSONAL SECURITIES TRANSACTIONS IN FULL
                  COMPLIANCE WITH THIS CODE. The Trust encourages you and your family to develop personal investment programs. However, you must not take any action in connection with your personal
                  investments that could cause even the appearance of unfairness or impropriety. Accordingly, you must comply with the policies and procedures set forth in this Code under the heading
                  Personal Securities Transactions. In addition, you must comply with all other applicable laws and regulations including those concerning insider trading. Doubtful situations should be
                  resolved against your personal trading.

         3.       AVOID TAKING INAPPROPRIATE ADVANTAGE OF YOUR POSITION. The
                  receipt of investment opportunities, gifts or gratuities from persons seeking business with the Trust directly or on behalf of a Fund, Shareholder or affiliate could call into question the independence of your business judgment. Accordingly, you must comply with the policies and procedures set forth in this
                  Code under the heading Fiduciary Duties. Doubtful situations should be resolved against your personal interest.

                                   APPLICATION

         Certain of the officers and Trustees of the Trust are officers of OpCap
Advisors LLC (OpCap), the investment adviser of the Funds, and/or officers of
OCC Distributors LLC (OCC), the distributor of

the Funds. PEA Capital LLC ("PEA Capital", formerly PIMCO Equity Advisors LLC)
acts as sub-adviser to the Renaissance, Large Cap Growth, Small Cap Growth and
Science and Technology Portfolios. NFJ Investment Group L.P.("NFJ") acts as sub-adviser to the Small Cap Value and Dividend Value Portfolios. Pacific
Investment Management Company LLC ("PIMCO") acts as sub-adviser for a portion of the Managed Portfolio. OpCap, OCC, PEA Capital, NFJ and PIMCO each has its own
Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended (the "Act"). Each of those Codes of Ethics has been or will be approved by the Trustees of the Trust, including a majority of the independent
Trustees. Any Trustee or officer of the Trust or any person who would otherwise be subject to this Code, who is subject to the Code of Ethics of OpCap, OCC, PEA
Capital, NFJ or PIMCO and who complies with such Code, shall not be subject to the provisions of this Code.

                                   APPENDICES

         The following appendices are attached to this Code and are a part of this Code:

         I.       Form for Preclearance of Securities transactions.

         II.      Form for Initial and Annual Report of Personal Securities
                  holdings.

         III.     Form for report of Personal Securities Transactions/Brokerage
                  Accounts Report.

         IV.      Form for Acknowledgment of Receipt of this Code.

         V.       Form for Annual Certification of Compliance with this Code.

         VI.      Definitions.

                                    QUESTIONS

         Questions regarding this Code should be addressed to a Compliance
Officer. As of the effective date of this Code, the Compliance Officers are
[_______]. The Compliance Committee is comprised of the Compliance Officers and
[___________].

                        PERSONAL SECURITIES TRANSACTIONS

                               TRADING IN GENERAL

         You may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of a Security (other than an Exempt Security)
in which you have, or by reason of the transaction will acquire, Beneficial
Ownership, unless (i) the transaction is an Exempt Transaction or (ii) you have complied with the procedures set forth under Preclearance Procedures.

         SECURITIES

         The following are Securities:

         Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

         The following are not Securities:

         Commodities, futures and options traded on a commodities exchange, including currency futures. However, securities futures(1) and futures and options on any group or index of Securities (as defined in the Investment
Company Act of 1940) are Securities.

         PURCHASE OR SALE OF A SECURITY

         The purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

         EXEMPT SECURITIES

         The following are Exempt Securities:

         1.       Direct obligations of the Government of the United States.

         2.       Bankers' acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than
                  366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating
                  Organization), including repurchase agreements.

         3.       Shares of registered open-end investment companies.

---------------

(1)  A security future is a contract of sale for future delivery of a single security or a narrow-based security index.

         BENEFICIAL OWNERSHIP

         The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial
Ownership shall be interpreted in the same manner as it would be under Rule
16a-1(a)(2) under the Securities Exchange Act of 1934 (the "Exchange Act") in
determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

         You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities.

         You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities.

         The following are examples of an indirect Pecuniary Interest in
Securities:

         1.       Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit.

                  Immediate family means any child, stepchild, grandchild,
                  parent, stepparent, grandparent, spouse, sibling,
                  mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

         2.       Your interest as a general partner in Securities held by a general or limited partnership.

         3.       Your interest as a manager-member in the Securities held by a limited liability company.

         You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

         The following circumstances constitute Beneficial Ownership by you of
Securities held by a trust:

         1.       Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.

         2.       Your ownership of a vested beneficial interest in a trust.

         3.       Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

         EXEMPT TRANSACTIONS

         The following are Exempt Transactions:

         1.       Any transaction in Securities in an account over which you do not have any direct or indirect influence or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but this presumption may be
                  rebutted by convincing evidence.

         2.       Purchases of Securities under dividend reinvestment plans.

         3.       Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have
                  Beneficial Ownership.

         4.       Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger,
                  consolidation, spin-off or other similar corporate
                  distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

         5.       Subject to the restrictions on participation in private
                  placements set forth below under Private Placements,
                  acquisitions or dispositions of Securities of a private
                  issuer. A private issuer is an issuer which has no outstanding publicly traded Securities, and no outstanding Securities
                  which are convertible into or exchangeable for, or represent the right to purchase or otherwise acquire, publicly traded
                  Securities. However, you will have Beneficial Ownership of
                  Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.

         6.       Any transaction in Securities (other than Exempt Securities)
                  by a Trustee of the Trust who is not an "interested person"
                  (see Appendix VI) of the Trust within the meaning of Section
                  2(a)19 of the Act, so long as the Trustee did not know and, in the ordinary course of fulfilling his or her official duties as a Trustee, should not have known, that during the 15-day period immediately preceding or after the date of the
                  transaction, such Securities were purchased or sold, or
                  considered for purchase or sale, on behalf of a Fund.

         7.       Transactions in Securities traded within the preceding fifteen days for a Fund provided that (i) the trading for the Fund has been completed and (ii) the trade in which the Trustee or
                  officer has or acquires Beneficial Ownership is not contrary to the trade done for the Fund.

         8.       Such other classes of transactions as may be exempted from time to time by the Compliance Committee based upon a
                  determination that the transactions do not involve any
                  realistic possibility of a violation of Rule 17j-1 under the
                  Investment Company Act of 1940, as amended. The Compliance
                  Committee may exempt designated classes of transactions from any of the provisions of this Code except the provisions set forth below under Reporting.

         9.       Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis when no abuse is involved, a

                  Compliance Officer may exempt a specific transaction from any of the provisions of this Code except the provisions set forth below under Reporting.

         ADDITIONAL EXEMPT TRANSACTIONS

         The following classes of transactions have been designated as Exempt
Transactions by the Compliance Committee:

         10.      Purchases or sales of up to $100,000 per calendar month per issuer of fixed-income Securities.

         11.      Any purchase or sale of fixed-income Securities issued by
                  agencies or instrumentalities of, or unconditionally
                  guaranteed by, the Government of the United States.

         12.      Purchases or sales of up to $1,000,000 per calendar month per issuer of fixed-income Securities issued by qualified foreign governments.

                  A qualified foreign government is a national government of a developed foreign country with outstanding fixed-income
                  securities in excess of $50 billion.

         13.      Purchases or sales of up to 2,000 shares per day, per issuer, of large-cap issuers.

                  A large-cap issuer is an issuer with a total market
                  capitalization in excess of $1 billion and an average daily trading volume during the preceding three calendar months, on the principal securities exchange (including NASDAQ) on which its shares are traded, in excess of 100,000 shares.

                  Information concerning large-cap issuers is available on the
                  Internet. If you are unsure whether a security was issued by a large-cap issuer, contact a Compliance Officer.

         14.      Purchases or sales of up to the lesser of 1,000 shares or
                  $10,000 per calendar week, per issuer, of stock of issuers other than large-cap issuers.

         15.      Purchases or sales of exchange-traded options on broadly based indices and units and/or exchange-traded trusts representing a group, or a basket, of Securities (e.g., HHH, QQQ, SPY).

         16.      Any purchase or sales of shares of registered closed-end
                  investment companies other than [Municipal Advantage Fund and
                  PIMCO Commercial Mortgage Trust Inc].

         17.      If you are not an "Investment Person", as defined in Appendix
                  VI, short sales of any Securities otherwise permitted
                  hereunder or puts, calls, or options where the underlying
                  amount of Securities controlled is an amount otherwise
                  permitted hereunder.

                                     CAUTION

         The qualified foreign governments, large-cap issuers and broadly-based indices that are exempt may change from time to time. Accordingly, you may purchase Securities in an Exempt Transaction, only to find that you cannot sell them later in an Exempt Transaction. In that case, you will be able to sell them only if you preclear the sale in compliance with the procedures set forth in the
Code.

         CIRCUMSTANCES REQUIRING PRECLEARANCE

         If you have (or wish to acquire) Beneficial Ownership of Securities which are not Exempt Securities and which cannot be sold in Exempt Transactions, such Securities may be sold (or acquired) in compliance with the procedures set forth below under Preclearance Procedures.

         The Compliance Committee may designate as Exempt Transactions purchases and sales of Securities which are purchased or sold in compliance with the procedures set forth below under Preclearance Procedures.

         PRECLEARANCE PROCEDURES

         If a Securities transaction requires preclearance:

         1.       The Securities may not be purchased or sold if at the time of preclearance there is a pending buy or sell order on behalf of a Fund in the same Security of an equivalent Security of if you knew or should have known that a Fund would be trading in that security or an equivalent Security on the same day.

                  An equivalent Security of a given Security is: (i) a Security issuable upon exercise, conversion or exchange of the given
                  Security, or (ii) a Security exercisable to purchase,
                  convertible into or exchangeable for the given Security, or
                  (iii) a Security otherwise representing an interest in or
                  based on the value of the given Security.

         2.       The Securities may not be purchased or sold during the period which begins seven days before and ends seven days after the day on which a Fund trades in the same Security, or an
                  equivalent Security; except that you may, if you preclear the transaction, (i) trade same way to a Fund after its trading is completed or (ii) trade opposite way to a Fund before its
                  trading is commenced.

                  If you preclear a Securities transaction and trade same way to a Fund before its trading is commenced, the transaction is not a violation of this Code unless you knew or should have known that the Fund would be trading in that Security or an
                  equivalent Security within seven days after your trade.

         3.       The Securities may be purchased or sold only if you have asked a Compliance Officer to preclear the purchase or sale, the
                  Compliance Officer has given you preclearance in writing, and the purchase or sale is executed by the close of business on the day preclearance is given. Preclearance will

                  not be given unless a determination is made that the purchase or sale complies with this Code and the foregoing
                  restrictions. The form for requesting preclearance is attached to this Code as Appendix I.

                            INITIAL PUBLIC OFFERINGS

         If you are an Investment Person of the Trust, its investment adviser or any sub-adviser, you may not acquire Beneficial Ownership of any Securities in an Initial Public Offering, unless you have received the prior written approval of a Compliance Officer.

         For the purposes hereof, "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

                               PRIVATE PLACEMENTS

         If you are an Investment Person of the Trust, you may not acquire
Beneficial Ownership of any Securities in a Private Placement, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that the investment opportunity should not be reserved for one or more Funds, and that the opportunity to invest has not been offered to you by virtue of your position.

         For the purposes hereof, "Private Placement" means an offering that is exempted from registration under the Securities Act pursuant to Section 4(2) or
Section 4(6) or pursuant to Rule 504, 505 or 506 under the Securities Act.

         If you have acquired Beneficial Ownership of Securities in a Private
Placement, you must disclose your investment when you play a part in any consideration of an investment by a Fund in the issuer of the Securities, and any decision to make such an investment must be independently reviewed by a portfolio manager who does not have Beneficial Ownership of any Securities of the issuer.

                           SHORT-TERM TRADING PROFITS

         If you are an Investment Person of the Trust, you may not profit from the purchase and sale, or sale and purchase, within 60 calendar days, of the same (or equivalent) Securities (other than Exempt Securities) of which you have
Beneficial Ownership. You are prohibited from transactions involving puts, calls, straddles, options and/or short sales except for Exempt Transactions, transactions in Exempt Securities or transactions approved by a Compliance
Officer. Any such short-term trade must be unwound, or, if that is not practical, the profits must be contributed to a charitable organization.

         You are considered to profit from a short-term trade if Securities of which you have Beneficial Ownership are sold for more than their purchase price, even though the Securities purchased and the Securities sold are held of record or beneficially by different persons or entities.

                                    REPORTING

         USE OF BROKER-DEALERS

         Unless you are an independent Trustee, you may not engage, and you may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities (other than Exempt Securities) of which you have, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

         REPORTING OF TRANSACTIONS AND BROKERAGE ACCOUNTS

         Unless you are an independent Trustee, you must report your brokerage accounts and all Securities transactions that are not Exempt Transactions or transactions in Exempt Securities. To satisfy these requirements, (i) you must cause each registered broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer hereunder, within 10 days of the end of each calendar quarter, duplicate copies of: (a) confirmations of all transactions in the account and (b) periodic statements for the account and (ii) you must report (on the form attached as
Appendix III) to a Compliance Officer hereunder, within 10 days of the occurrence, the opening of any brokerage account and all transactions effected without the use of a registered broker-dealer in Securities (other than Exempt
Securities) of which you have Beneficial Ownership.

         The confirmations and statements required by (i)(a) and (i)(b) above must in the aggregate provide all of the information required by the Personal
Securities Transactions/Brokerage Account Report attached to this Code as
Appendix III. If they do not, you must complete and submit a Personal Securities
Transactions/Brokerage Accounts Report within 10 days of the end of each calendar quarter.

         INITIAL AND ANNUAL REPORTS

         Unless you are an independent Trustee, the Trust, the investment adviser, any sub-adviser or the principal underwriter of the Trust, you must disclose your holdings of all Securities (other than Exempt Securities) of which you have Beneficial Ownership no later than 10 days after becoming an Access
Person, and annually thereafter. The form for this purpose is attached to this
Code as Appendix II.

         INDEPENDENT TRUSTEES

         If you are an independent Trustee (as defined in Appendix VI), you do not need to provide the initial, periodic and annual reports described above but you must provide a quarterly report of any transaction in Securities (other than
Exempt Securities) of which you had, or by reason of the transaction acquired,
Beneficial Ownership, and as to which you knew, or in the ordinary course of fulfilling your official duties as a Trustee should have known, that during the
15-day period immediately preceding or after the date of the transaction, such
Securities were purchased or sold, or considered for purchase or sale, on behalf of a Fund. The report must be provided to a Compliance Officer hereunder within
10 days after the end of each calendar quarter. The form for this purpose is attached to this Code as Appendix III.

         As of the effective date of this Code, the independent Trustees are V.
Lee Barnes, Paul Y. Clinton, Thomas W. Courtney, Lacy B. Herrmann and Theodore
T. Mason.

         DISCLAIMER

         Anyone filing a report required hereunder may disclaim Beneficial
Ownership of any Security listed thereon.

                                FIDUCIARY DUTIES

                                      GIFTS

         You may not accept any investment opportunity, gift, gratuity or other thing of more than nominal value, from any person or entity that does business, or desires to do business, with the Trust directly or on behalf of a Fund or any affiliate thereof. You may accept gifts from a single giver so long as their aggregate annual value does not exceed $100, and you may attend business meals, sporting events and other entertainment events at the expense of a giver, so long as the expense is reasonable and both you and the giver are present.

                              SERVICE AS A DIRECTOR

         Unless you are an independent Trustee, you may not serve on the board of directors or other governing board of a publicly traded company, unless you have received the prior written approval of the Compliance Committee. Approval will be not be given unless a determination is made that your service on the board would be consistent with the interests of our Funds. If you are permitted to serve on the board of a publicly traded entity, you will be isolated from those portfolio employees who make investment decisions with respect to the securities of that entity, through a "Chinese Wall" or other procedures.

                                   COMPLIANCE

                             CERTIFICATE OF RECEIPT

         You are required to acknowledge receipt of your copy of this Code. A form for this purpose is attached to this Code as Appendix IV.

                            CERTIFICATE OF COMPLIANCE

         Unless you are an independent Trustee, you are required to certify upon commencement of your election as an officer and/or Trustee or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code.
Each annual certificate will also state that you have complied with the requirements of this Code during the prior year, and that you have disclosed, reported, or caused to be reported all holdings required hereunder and all transactions during the prior year in Securities of which you had or acquired
Beneficial Ownership. A form for this purpose is attached to this Code as
Appendix V.

                                REMEDIAL ACTIONS

         If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

                               REPORTS TO TRUSTEES

         REPORTS OF MATERIAL REMEDIAL ACTION

         The Trustees of the Trust will be informed on a timely basis of each material remedial action taken in response to a violation of this Code. For this purpose, a material remedial action will include any action that has a significant financial effect on the violator, such as disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination.

         ANNUAL REPORTS

         Management of the Trust, the investment adviser, each sub-adviser, and the principal underwriter of the Trust will report in writing annually to the
Trustees of the Trust with regard to efforts to ensure compliance by the officers and employees of OpCap with their fiduciary obligations to OpCap's advisory clients.

         The annual report will, at a minimum:

         1.       Describe any issues arising under the Code of Ethics or
                  procedures since the last report to the Board, including, but not limited to, information about material violations of the
                  Code or procedures and sanctions imposed in response to the material violations; and

         2.       Certify that the Trust, investment adviser, each sub-adviser, or principal underwriter, as the case may be, has adopted
                  procedures reasonably necessary to prevent Access Persons from violating the Code.

                                                                      Appendix I

                                   PREMIER VIT

                   PRECLEARANCE OF SECURITIES TRANSACTION FORM

================================================================================

(1)      Name of employee requesting authorization: _________________________

(2)      If different from #1, name of the account
         where the trade will occur:                _________________________

(3)      Relationship of (2) to (1):                _________________________

(4)      Name of firm at which the account is held: _________________________

(5)      Name of Security and call symbol:          _________________________

(6)      Maximum number of shares or units to be
         purchased or sold or amount of bond:       _________________________

(7)      Check those that are applicable:

         ___ PURCHASE      ___ SALE       ___ MARKET ORDER      ___ LIMIT ORDER (PRICE OF LIMIT ORDER: _____)

If the answer to any of the following questions is made by checking the answer in Column I, the Compliance Officer may have to reject the proposed transaction:

                                                          Column I    Column II
(8)      Do you possess material nonpublic
         information regarding the security or
         the issuer of the security?(1)                    ___ Yes      ___ No

(9)      To your knowledge, are the securities or
         "equivalent securities" subject to a pending
         buy or sell order by any Fund?                    ___ Yes      ___ No

(10)     To your knowledge, are there any
         outstanding purchase or sell orders
         for this security or any equivalent
         security by any Fund?                             ___ Yes      ___ No

(11)     To your knowledge, are the securities or
         equivalent securities being considered for
         purchase or sale by one or more Funds?            ___ Yes      ___ No

---------------

(1)  Please note that employees and Trustees generally are not permitted to acquire or sell securities when they possess material nonpublic information regarding the security or the issuers of the security.

Preclearance Securities
Transaction Form

                                                          Column I    Column II
(12)     If you are an investment person, are the
         securities being acquired in an initial
         public offering?(2)                               ___ Yes      ___ No

(13)     If you are an investment person, are the
         securities being acquired in a private
         placement?(2)                                     ___ Yes      ___ No

(14)     Has any Fund you manage purchased or sold
         these securities or equivalent securities
         within the past seven calendar days or do
         you expect the Fund to purchase or sell these
         securities or equivalent securities within
         seven calendar days of your purchase or sale?     ___ Yes      ___ No

I have read the Code of Ethics for the Trust dated [___________], within the prior 12 months and believe that the proposed trade fully complies with the requirements of the Code.

                                              ---------------------------------
                                                       Employee Signature

                                              ---------------------------------
                                                       Print Name

                                              ---------------------------------
                                                       Date Submitted

Authorized by:
                ---------------------
Date:
                ---------------------

---------------

(2)  Please see a Compliance Officer if you are not sure whether you are an
     Investment Person.

                                                                     Appendix II

                                   PREMIER VIT

                          INITIAL AND ANNUAL REPORT OF
                          PERSONAL SECURITIES HOLDINGS

         In accordance with the Code of Ethics, please provide a list of all
Securities (other than Exempt Securities) of which you or any account in which you have a Pecuniary Interest has Beneficial Ownership and all Securities (other than Exempt Securities) in non-client accounts for which you make investment decisions. This includes not only securities held by brokers, but also
Securities held at home, in safe deposit boxes, or by an issuer.

(1)      Name of employee:                          ____________________________

(2)      If different than #1, name of the person
         in whose name the account is held:         ____________________________

(3)      Relationship of (2) to (1):                ____________________________

(4)      Broker(s) at which Account is Maintained:  ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

(5)      Account Number(s):                         ____________________________

                                                    ____________________________

                                                    ____________________________

(6)      Telephone number(s) of Broker:             ____________________________

                                                    ____________________________

                                                    ____________________________

                                                    ____________________________

Initial and Annual Report
Personal Securities Holdings

(7)      For each account, attach your most recent account statement listing
         Securities in that account. This information must be current as of a date no more than 30 days before this report is submitted. If you own
         Securities that are not listed in an attached account statement, list them below:

          Name of Security       Quantity        Value             Custodian

1.       __________________     ___________    __________    ___________________

2.       __________________     ___________    __________    ___________________

3.       __________________     ___________    __________    ___________________

4.       __________________     ___________    __________    ___________________

5.       __________________     ___________    __________    ___________________

(Attach separate sheet if necessary.)

         I certify that this form and the attached statements (if any)
constitute all of the Securities of which I have Beneficial Ownership as defined in the Code.

                                                  ------------------------------
                                                  Employee Signature

                                                  ------------------------------
                                                  Print Name

Dated:   _________________

PREMIER VIT
                                                                    Appendix III

PERSONAL SECURITIES TRANSACTIONS/BROKERAGE ACCOUNT REPORT   QUARTER ENDED:______

You must cause each broker-dealer who maintains an account for Securities of which you have Beneficial Ownership to provide to a Compliance Officer, within
10 days of the end of each calendar quarter, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Compliance Officer, within 10 days of the occurrence, all transactions effected without the use of a registered broker-dealer in
Securities (other than transactions in Exempt Securities).

If you have opened a new account with a broker-dealer since your last report, please complete the following information for each such account:

   -------------------------------- --------------------------------- --------------------------------- ----------------------------
                NAME                             BROKER                        ACCOUNT NUMBER               DATE ACCOUNT OPENED
   -------------------------------- --------------------------------- --------------------------------- ----------------------------

   -------------------------------- --------------------------------- --------------------------------- ----------------------------

   -------------------------------- --------------------------------- --------------------------------- ----------------------------

   -------------------------------- --------------------------------- --------------------------------- ----------------------------

   -------------------------------- --------------------------------- --------------------------------- ----------------------------

Please provide information concerning non-Exempt Transactions not effected through a registered broker-dealer (e.g., direct purchases of private placements or limited partnerships).

   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------
      SECURITY'S NAME*       TRANSACTION DATE    BUY OR SELL?       NO. OF SHARES     PRICE PER SHARE          BROKER'S NAME
   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------

   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------

   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------

   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------

   ------------------------ ------------------ ---------------- -------------------- ------------------ ---------------------------

*  Including interest rate, principal amount and maturity date, if applicable.

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Compliance Officer for every brokerage account that trades in Securities other than Exempt Securities
(as defined in the PAVIT Code of Ethics).

Print Name:  ______________________      Signature:   ______________________    Date: ___________________

RETURN TO:  [__________________].

                                                                     Appendix IV

                                   PREMIER VIT

                          ACKNOWLEDGMENT CERTIFICATION

         I hereby certify that I have read and understand the Premier VIT Code of Ethics dated [_______]. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder and comply in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing
Code has occurred.

Date:  __________________________   ______________________________
                                    Signature

                                    ______________________________
                                    Print Name

                                                                      Appendix V

                                   PREMIER VIT

                       ANNUAL CERTIFICATION OF COMPLIANCE

         I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, 200_. Pursuant to such Code, I have disclosed or reported all holdings and personal securities transactions required to be disclosed or reported thereunder and complied in all other respects with the requirements of such Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing
Code has occurred.

Date: _________________________     _____________________________
                                    Signature

                                    ______________________________
                                    Print Name

                                                                     Appendix VI

                                   DEFINITIONS

     1. For the purposes hereof, "INVESTMENT PERSON" means:

             (i)  any employee of the Trust or an investment adviser or sub-adviser (or of any company in a control (as defined in
                  Section 2(a)(9) of the Act) relationship to the Trust or
                  investment adviser or sub-adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of
                  securities by any Fund of the Trust, including any portfolio manager and any employee who helps execute decisions of any portfolio manager; or

            (ii)  any natural person who controls (as defined in Section 2(a)(9)
                  of the Act) the Trust or investment adviser or sub-adviser and who obtains information concerning recommendations made to any
                  Fund of the Trust regarding the purchase or sale of securities by any Fund of the Trust.

                                      * * *

     2. For the purposes hereof, "DISINTERESTED TRUSTEE" means a Trustee who is not an "interested person" (as defined by Section 2(a)(19 of the Act, which definition is set forth below) of the Trust and who would be required to provide the initial, quarterly and annual reports described in the Code solely by reason of being a Trustee of the Trust.

                                      * * *

     3. "INTERESTED PERSON" of another person means:

         (A) when used with respect to an investment company -

               (i)  any affiliated person of such company;
              (ii)  any member of the immediate family of any natural person who is an affiliated person of such company;
             (iii)  any interested person of any investment adviser of or principal underwriter for such company;
              (iv)  any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal
                    years of such company has acted as legal counsel for such
                    company;
               (v)  any broker or dealer registered under the Securities
                    Exchange Act of 1934 or any affiliated person of such a
                    broker or dealer; and
              (vi)  any natural person whom the Securities and Exchange
                    Commission (the "Commission") by order shall have determined to be an interested person by reason of having had, at any time since the beginning of the last two completed fiscal
                    years of such company, a material business or professional relationship with such company or with the principal
                    executive officer of such company or with any other
                    investment company having the same investment adviser or
                    principal underwriter or with the principal executive
                    officer of such other investment company.

Appendix VI
Definitions

         Provided, that no person shall be deemed to be an interested person of an investment company solely by reason of (aa) his being a member of its board of directors or advisory board or an owner of its securities, or (bb) his membership in the immediate family of any person specified in clause (aa) of this proviso; and

         (B) when used with respect to an investment adviser of or principal underwriter for any investment company -

               (i)  any affiliated person of such investment adviser or
                    principal underwriter;
              (ii)  any member of the immediate family of any natural person who is an affiliated person of such investment adviser or
                    principal underwriter;
             (iii)  any person who knowingly has any direct or indirect beneficial interest in, or who is designated as trustee,
                    executor, or guardian of any legal interest in, any security issued either by such investment adviser or principal
                    underwriter or by a controlling person of such investment
                    adviser or principal underwriter;
              (iv)  any person or partner or employee of any person who at any time since the beginning of the last two completed fiscal
                    years of such investment company has acted as legal counsel for such investment adviser or principal underwriter;
               (v)  any broker or dealer registered under the Securities
                    Exchange Act of 1934 or any affiliated person of such a
                    broker or dealer; and
              (vi)  any natural person whom the Commission by order shall have determined to be an interested person by reason of having
                    had at any time since the beginning of the last two
                    completed fiscal years old such investment company a
                    material business or professional relationship with such
                    investment adviser or principal underwriter or with the
                    principal executive officer or any controlling person of
                    such investment adviser or principal underwriter.

         For the purposes hereof, "member of the immediate family" means any parent, spouse of a parent, child, spouse of a child, spouse, brother or sister, and includes step and adoptive relationships. The Commission may modify or revoke any order issued under clause (vi) of subparagraph (A) and (B) of this paragraph whenever it finds that such order is no longer consistent with the facts. No order issued pursuant to clause (vi) of subparagraph (A) or (B) of this paragraph shall become effective until at least sixty days after the entry thereof, and no such order shall affect the status of any person for the purposes of this title or for any other purpose for any period prior to the effective date of such order.